Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8 of Andain, Inc., a development stage entity, to be filed with the Securities and Exchange Commission on or about August 6, 2012, of our audit report dated April 8, 2012 and the financial statements as of December 31, 2011 and 2010, and for the period from the period of inception (July 23, 2004) through December 31, 2011.

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Jerusalem, Israel
August 5, 2012